Exhibit 99.1
April 25, 2005

Lisa Capps
Investor Relations
Westcorp
Phone: (949) 727-1002
Email: Investor_Relations@WestcorpInc.com

Westcorp Reports Record First Quarter Net Income

Irvine, CA: Westcorp (NYSE:WES) reported that net income increased 40% to a record $60.7 million for the three months ended March 31, 2005 compared with $43.4 million for the same period a year ago. Earnings per diluted share increased 39% to $1.15 for the three months ended March 31, 2005 compared with $0.83 per diluted share for the same period a year earlier.

“Our record first quarter performance reflects both strong, broad-based growth in auto originations nationwide as well as outstanding credit performance,” said Tom Wolfe, President of Westcorp. “The consistent growth in our earnings and auto originations is the result of our commitment to our dealer base and our ability to maximize risk-adjusted returns across all our auto credit programs.”

Annualized credit loss experience improved 61 basis points to 1.66% of average managed automobile contracts for the first quarter compared with 2.27% for the same period a year earlier. The percentage of outstanding automobile contracts 30 days or more delinquent improved 38 basis points to 1.53% at March 31, 2005 compared with 1.91% a year ago.

Provision for credit losses declined to $49.0 million for the three months ended March 31, 2005, compared with $62.3 million for the same period a year earlier due to lower chargeoff experience. At March 31, 2005, the allowance for credit losses totaled $316 million or 2.6% of loans receivable compared with $303 million or 2.7% at March 31, 2004.

Automobile contract purchases totaled $1.8 billion for the first quarter of 2005, a 12% increase from the same period a year earlier, resulting in a 9% increase in the Company’s portfolio of managed automobile contracts to $11.9 billion at March 31, 2005. Total average interest earning assets increased $1.1 billion to $15.7 billion for the first quarter, up from $14.6 billion for the same period a year ago. As a result, net interest income grew 12% to $217 million for the first quarter compared with $194 million for the same period a year earlier. Net interest margin was 5.28% for the first quarter compared with 5.03% for the same period a year ago.

Noninterest income decreased to $19.3 million for the three months ended March 31, 2005 compared with $28.7 million for the same period a year earlier as $14.5 million of loan origination fees were deferred during the quarter. Noninterest expense was affected by $6.4 million in direct origination costs that were deferred in the quarter as well. Historically, the Company performed analysis on the fees and direct costs related to its origination of automobile loans and elected not to defer and amortize such amounts as the net effect was not material to its financial statements in accordance with Statement of Financial Accounting Standard No. 91 and SEC Staff Accounting Bulletin No. 99. Due to continuing improvements in operating efficiencies and the higher amount of documentation fees earned, the difference between the amount of fees received and the direct costs incurred has gradually increased. While the net effect remains immaterial, the Company has decided to defer and amortize these amounts prospectively beginning this quarter.

The Company continued to maintain a favorable deposit mix in 2005, consistent with its shift from certificates of deposit to lower cost demand deposit and money market accounts. Total demand deposit and money market accounts increased $368 million, or 34%, to $1.5 billion at March 31, 2005 compared with $1.1 billion a year ago and represented 65% of total deposits. The weighted average interest cost of deposits (excluding the effects of hedging) increased to 1.86% for the first quarter compared with 1.19% for the same period a year earlier.

The Company issued $3.0 billion of automobile receivable asset-backed securities during the quarter with a weighted average coupon of 3.9%, which resulted in a weighted average gross spread of 7.72%. The Company continues to be the largest non-captive issuer of automobile asset-backed securities in the U.S. having issued a total of $43 billion of such securities in 67 transactions to date.

As previously announced, the Company is in the process of converting Western Financial Bank to a California state commercial bank and merging WFS Financial into Western Financial Bank as part of the acquisition of the minority interest in WFS Financial. The conversion is contingent upon approval by the Board of Governors of the Federal Reserve of the Company’s application to become a bank holding company. The merger is contingent on the conversion to a commercial bank and remains subject to approval by the majority of WFS Financial’s minority shareholders. The approval process for the conversion is taking longer than originally expected, and the Company is currently exploring other alternatives in the event that the proposed conversion and related merger cannot go forward as planned.

Earnings Conference Call
Westcorp, along with its subsidiary, WFS Financial, will host a conference call for analysts and investors at 8:00 a.m. (PDT) on Tuesday, April 26, 2005. As part of this conference call, the Company’s management will discuss earnings results for the quarter. For a live Internet broadcast of this conference call, please go to the Company’s web site at http://www.westcorpinc.com to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

Westcorp is a financial services holding Company whose principal subsidiaries are WFS Financial Inc and Western Financial Bank. Westcorp is a publicly owned Company whose common stock is traded on the New York Stock Exchange under the symbol WES. Information about Westcorp can be found at its web site at http://www.westcorpinc.com

Westcorp, through its subsidiary, WFS Financial, is one of the nation’s largest independent automobile finance companies. WFS Financial specializes in originating, securitizing, and servicing new and pre-owned prime and non-prime credit quality automobile contracts through its nationwide relationships with automobile dealers. WFS Financial is a publicly owned Company whose common stock is traded on the Nasdaq under the symbol WFSI. Information about WFS Financial can be found at its web site at http://www.wfsfinancial.com.

Westcorp, through its subsidiary, Western Financial Bank, operates 20 retail bank branches and provides commercial banking services in Southern California. Information on the products and services offered by the Bank can be found at its web site at http://www.wfb.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. Forward-looking statements are identified by the use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and similar terms and phrases, including references to assumptions. Forward-looking statements in this press release relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable. In addition, these statements relate to the Company’s future prospects, developments and business strategies and include information regarding the Company’s improved credit quality trends and higher automobile origination growth.

These statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond its control that could cause actual results to differ materially from those expressed in or implied by these forward-looking statements. In particular, there can be no assurances that improved credit quality trends or origination growth identified in this press release will continue in future periods.

The following factors are among those that may cause actual results to differ materially from the forward-looking statements: changes in general economic and business conditions; interest rate fluctuations, including the effect of hedging activities; the Company’s financial condition and liquidity, as well as future cash flow and earnings and the level of operating expenses; competition; the effect, interpretation, or application of new or existing laws, regulations, court decisions and significant litigation; the exercise of discretionary authority by regulatory agencies; a decision to change the Company’s corporate structure; the availability of sources of funding; and the level of chargeoffs on the automobile contracts that the Company originates.

A further list of these risks, uncertainties and other matters can be found in the Company’s filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Company’s actual results may vary materially from those expected, estimated or projected. The information contained in this press release is as of April 25, 2005. The Company assumes no obligation to update any forward-looking statements to reflect future events or circumstances.

WESTCORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	For the Three Months Ended
	March 31,
	2005	2004
	(Dollars in thousands, except share
	and per share amounts)
Interest income:
Loans, including fees	$301,615	$286,300
Mortgage-backed securities	27,136	24,688
Investment securities	1,138	1,058
Other	4,148	1,613

TOTAL INTEREST INCOME	334,037	313,659
Interest expense:
Deposits	16,510	13,307
Notes payable on automobile secured financing	87,484	94,218
Other	13,116	11,711

TOTAL INTEREST EXPENSE	117,110	119,236

NET INTEREST INCOME	216,927	194,423
Provision for credit losses	48,978	62,294

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	167,949	132,129
Noninterest income:
Automobile lending	15,331	25,748
Insurance income	2,045	1,824
Mortgage banking	117	235
Other	1,800	883

TOTAL NONINTEREST INCOME	19,293	28,690
Noninterest expense:
Salaries and associate benefits	43,786	42,084
Credit and collections	8,567	8,592
Data processing	4,622	4,179
Occupancy	3,935	3,877
Other	11,680	12,668

TOTAL NONINTEREST EXPENSE	72,590	71,400

INCOME BEFORE INCOME TAX	114,652	89,419
Income tax	45,639	35,313

INCOME BEFORE MINORITY INTEREST	69,013	54,106
Minority interest in earnings of subsidiaries	8,331	10,741

NET INCOME	$60,682	$43,365

Net income per common share:
Basic	$1.17	$0.84

Diluted	$1.15	$0.83

Weighted average number of common shares outstanding:
Basic	51,957,883	51,737,663

Diluted	52,597,731	52,493,432

Dividends declared	$0.15	$0.14

WESTCORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	(Unaudited)
	March 31, 2005	December 31, 2004
	(Dollars in thousands)
ASSETS
Cash	$87,481	$89,333
Interest bearing deposits with other financial institutions	12,443	4,177
Other short-term investments	195,000	125,000

Cash and due from banks	294,924	218,510
Restricted cash	742,652	417,833
Investment securities available for sale	134,955	119,811
Mortgage-backed securities available for sale	2,663,878	2,649,758
Loans receivable	12,360,961	12,135,748
Allowance for credit losses	(315,882)	(315,402)

Loans receivable, net	12,045,079	11,820,346
Interest receivable	79,664	79,825
Premises and equipment, net	75,782	76,526
Other assets	119,354	162,731

TOTAL ASSETS	$16,156,288	$15,545,340

LIABILITIES
Deposits	$2,248,702	$2,183,499
Notes payable on automobile secured financing	11,657,786	10,242,900
Federal Home Loan Bank advances	152,492	1,139,521
Subordinated debentures	295,588	295,321
Other liabilities	226,867	178,939

TOTAL LIABILITIES	14,581,435	14,040,180
Minority interest	175,197	165,484
SHAREHOLDERS’ EQUITY
Common stock (par value $1.00 per share; authorized 65,000,000 shares; issued and outstanding 52,047,110 shares at March 31, 2005 and 51,895,258 shares at December 31, 2004)	52,047	51,895
Paid-in capital	720,005	717,098
Retained earnings	660,400	606,987
Accumulated other comprehensive loss, net of tax	(32,796)	(36,304)

TOTAL SHAREHOLDERS’ EQUITY	1,399,656	1,339,676

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$16,156,288	$15,545,340

The following table presents information relative to the average balances and interest rates on an owned basis for the periods indicated:

	For the Three Months Ended
	March 31,
	2005			2004
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
	(Dollars in thousands)
Interest earning assets:
Total investments:
Mortgage-backed securities	$2,596,484	$27,136	4.18%	$2,595,115	$24,688	3.81%
Other short-term investments	650,308	4,120	2.57	590,409	1,604	1.09
Investment securities	131,915	1,138	3.45	125,177	1,058	3.38
Interest earning deposits with others	36,141	28	0.30	6,020	9	0.62

Total investments	3,414,848	32,422	3.80	3,316,721	27,359	3.30
Total loans: (1)
Consumer loans	11,898,032	296,490	10.11	10,908,723	282,041	10.40
Mortgage loans	173,315	2,269	5.24	229,379	2,904	5.06
Commercial loans	169,318	2,528	5.97	99,288	1,303	5.19
Construction loans	21,474	328	6.11	4,239	52	4.85

Total loans	12,262,139	301,615	9.97	11,241,629	286,300	10.24

Total interest earning assets	$15,676,987	334,037	8.63	$14,558,350	313,659	8.66

Interest bearing liabilities:
Deposits	$2,132,054	16,510	3.14	$1,906,775	13,307	2.81
Securities sold under agreements to repurchase				33,400	94	1.11
FHLB advances and other borrowings	877,315	5,629	2.57	658,775	1,831	1.10
Notes payable on automobile secured financing	10,692,932	87,484	3.27	10,170,858	94,218	3.71
Subordinated debentures	295,413	7,487	10.14	393,670	9,786	9.94

Total interest bearing liabilities	$13,997,714	117,110	3.35%	$13,163,478	119,236	3.63%

Net interest income and interest rate spread		$216,927	5.28%		$194,423	5.03%

Net yield on average interest earning assets			5.64%			5.34%

(1)	For the purpose of these computations, nonaccruing loans are included in the average amounts outstanding.

WESTCORP AND SUBSIDIARIES
OTHER FINANCIAL DATA AND STATISTICAL SUMMARY

	Q1 2005	Q4 2004	Q3 2004	Q2 2004	Q1 2004
	(Dollars in thousands, except per share amounts)

Earnings:
Net interest income	$216,927	$209,949	$206,238	$197,148	$194,423
Provision for credit losses	48,978	61,078	60,337	51,539	62,294
Noninterest income	19,293	29,851	30,027	27,554	28,690
Noninterest expense	72,590	75,626	74,946	73,635	71,400
Income before taxes	114,652	103,096	100,982	99,528	89,419
Income taxes	45,639	40,571	40,188	39,725	35,313
Net income	$60,682	$55,510	$54,672	$54,415	$43,365

Equity:
Earning per share — basic	$1.17	$1.07	$1.05	$1.05	$0.84
Earning per share — diluted	$1.15	$1.06	$1.04	$1.04	$0.83
Dividends per share	$0.15	$0.14	$0.14	$0.14	$0.14
Book value per share (period end) (1)	$27.52	$26.51	$25.55	$24.63	$23.71
Stock price per share (period end)	$42.25	$45.93	$42.52	$45.45	$44.07
Total equity to assets (2)	9.95%	9.92%	9.66%	9.52%	9.30%
Return on average equity (1)	17.31%	16.45%	16.82%	17.36%	14.37%
Average shares outstanding — diluted	52,597,731	52,573,953	52,510,834	52,483,220	52,493,432

Loan Portfolio:
Automobile contracts purchased	$1,782,414	$1,583,748	$1,799,106	$1,666,842	$1,585,173
Automobile contracts managed (period end)	$11,852,222	$11,560,890	$11,440,353	$11,113,148	$10,850,314
Number of accounts managed (period end)	895,377	876,695	869,038	853,193	840,566
Average automobile contracts managed	$11,702,544	$11,512,626	$11,268,695	$10,946,273	$10,726,048

Credit Quality:
Delinquency rate (30+ days)	1.53%	2.24%	2.24%	2.21%	1.91%
Repossessions to total contracts	0.05%	0.07%	0.06%	0.06%	0.06%
Net chargeoffs (annualized)	1.66%	2.01%	1.95%	1.73%	2.27%
Allowance to loans receivable	2.56%	2.60%	2.62%	2.66%	2.67%

Operations:
Total assets	$16,156,288	$15,545,340	$15,351,999	$14,999,112	$14,745,384
Noninterest expense to total revenues	30.73%	31.54%	31.72%	32.77%	32.00%

(1)	Excludes other comprehensive income

(2)	Excludes other comprehensive income and includes minority interest

WESTCORP AND SUBSIDIARIES
CUMULATIVE STATIC POOL LOSS CURVES (UNAUDITED)
At March 31, 2005

The following table sets forth the cumulative static pool losses by month for all outstanding public securitized pools:

Period (1)	2001-C	2002-1	2002-2	2002-3	2002-4	2003-1	2003-2	2003-3	2003-4	2004-1	2004-2	2004-3	2004-4	2005-1	2005-2

1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.04%	0.01%	0.00%	0.02%	0.02%	0.01%	0.00%	0.00%	0.01%	0.00%	0.00%	0.02%	0.00%	0.00%
3	0.09%	0.06%	0.03%	0.06%	0.07%	0.04%	0.02%	0.02%	0.03%	0.02%	0.03%	0.06%	0.04%	0.02%
4	0.20%	0.15%	0.10%	0.14%	0.16%	0.11%	0.06%	0.06%	0.08%	0.06%	0.07%	0.13%	0.09%
5	0.35%	0.29%	0.18%	0.27%	0.26%	0.18%	0.14%	0.13%	0.14%	0.11%	0.15%	0.21%	0.15%
6	0.49%	0.43%	0.32%	0.44%	0.38%	0.29%	0.25%	0.23%	0.21%	0.19%	0.24%	0.30%	0.23%
7	0.65%	0.60%	0.49%	0.57%	0.50%	0.41%	0.36%	0.32%	0.28%	0.27%	0.33%	0.40%
8	0.81%	0.84%	0.66%	0.70%	0.61%	0.53%	0.48%	0.40%	0.35%	0.34%	0.41%	0.50%
9	0.95%	1.06%	0.82%	0.82%	0.78%	0.66%	0.59%	0.47%	0.44%	0.42%	0.51%
10	1.07%	1.28%	0.96%	0.96%	0.94%	0.80%	0.70%	0.55%	0.54%	0.52%	0.59%
11	1.20%	1.48%	1.10%	1.10%	1.08%	0.93%	0.80%	0.62%	0.61%	0.59%	0.65%
12	1.37%	1.67%	1.26%	1.24%	1.28%	1.06%	0.89%	0.71%	0.73%	0.67%
13	1.55%	1.82%	1.39%	1.38%	1.43%	1.21%	0.98%	0.80%	0.83%	0.75%
14	1.74%	1.99%	1.51%	1.53%	1.59%	1.31%	1.08%	0.88%	0.93%	0.81%
15	1.97%	2.14%	1.68%	1.70%	1.77%	1.40%	1.20%	0.97%	1.03%
16	2.16%	2.27%	1.83%	1.88%	1.92%	1.50%	1.31%	1.07%	1.09%
17	2.36%	2.45%	1.99%	2.03%	2.05%	1.60%	1.41%	1.16%	1.19%
18	2.59%	2.62%	2.16%	2.15%	2.16%	1.70%	1.53%	1.25%
19	2.78%	2.80%	2.31%	2.28%	2.25%	1.85%	1.66%	1.33%
20	2.95%	2.99%	2.46%	2.41%	2.37%	1.99%	1.76%	1.40%
21	3.14%	3.15%	2.60%	2.52%	2.49%	2.14%	1.87%
22	3.29%	3.31%	2.72%	2.62%	2.62%	2.27%	1.95%
23	3.41%	3.45%	2.86%	2.74%	2.73%	2.37%	2.02%
24	3.57%	3.58%	2.95%	2.83%	2.84%	2.47%
25	3.73%	3.69%	3.03%	2.96%	2.95%	2.57%
26	3.88%	3.80%	3.13%	3.08%	3.06%	2.63%
27	4.04%	3.92%	3.22%	3.21%	3.17%
28	4.20%	4.02%	3.33%	3.31%	3.25%
29	4.35%	4.12%	3.41%	3.41%	3.32%
30	4.46%	4.22%	3.50%	3.42%
31	4.57%	4.30%	3.58%	3.56%
32	4.69%	4.39%	3.66%	3.62%
33	4.77%	4.49%	3.73%
34	4.85%	4.56%	3.78%
35	4.92%	4.63%	3.84%
36	5.01%	4.69%
37	5.09%	4.74%
38	5.16%
39	5.22%
40	5.27%
41	5.32%
42	5.38%
43	5.42%
44	5.46%
Prime Mix (2)	76%	70%	87%	85%	80%	80%	82%	84%	82%	82%	82%	81%	78%	78%	77%

(1)	Represents the number of months since inception of the securitization.

(2)	Represents the original percentage of prime automobile contracts securitized within each pool.